EXHIBIT 23.2


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Prospectus Supplement of CWABS, Inc. for the registration of Revolving Home Equity Loan Asset Backed Notes, Series 2002-G in the registration statement on Form S-3 (No. 333-109272) and to the incorporation by reference therein of our report dated February 20, 2004, with respect to the financial statements of Financial Guaranty Insurance Company appearing in the Form 8-K of CWABS, Inc. dated September 27, 2004, filed with the Securities and Exchange Commission.


                                                        /s/ Ernst & Young LLP

New York, New York
September 27, 2004